                                                                      Exhibit 99

                         McDERMOTT INTERNATIONAL, INC.
                              ADDITIONAL EXHIBITS
                      SUPPLEMENTARY FINANCIAL INFORMATION
           PREPARED IN ACCORDANCE WITH AND SOLELY FOR THE PURPOSE OF
           COMPLYING WITH CERTAIN PANAMANIAN SECURITIES REGULATIONS

                                                                                                         F.Y.E.
                                                                                                         3/31/95
                                                                                                         -------
                                                                                                       (Unaudited)
                                                                                                     (In thousands)
                                                        ARTICLE 29
                                                        ----------

RULE #9 - INVESTMENTS IN SUBSIDIARIES AND OTHER
- -----------------------------------------------
   INVESTEES AT EQUITY
- ----------------------
         Head Office (Parent Company)                                                             $        1,239,036
         Subsidiaries and Affiliates                                                                               -
         Eliminations/Other                                                                               (1,076,007)
                                                                                                      --------------
               McDERMOTT INTERNATIONAL, INC.                                                      $          163,029
                                                                                                      ==============

RULE #25C - PARENT COMPANY ACCOUNTS PAYABLE TO
- ----------------------------------------------
   SUBSIDIARIES
- ---------------
         Head Office (Parent Company)                                                             $        1,362,431
         Eliminations/Other                                                                               (1,362,431)
                                                                                                      --------------
               McDERMOTT INTERNATIONAL, INC.                                                      $             -0-
                                                                                                      ==============

                                                        ARTICLE 30
                                                        ----------
(c) - OPERATING EXPENSES BY SEGMENT
- -----------------------------------
         Power Generation Systems and Equipment                                                   $        1,642,425
         Marine Construction Services                                                                      1,346,300
         Eliminations                                                                                        (10,474)
                                                                                                      --------------
               McDERMOTT INTERNATIONAL, INC.                                                      $        2,978,251
                                                                                                      ==============

RULE #40 - OPERATING REVENUES
- -----------------------------
         Head Office (Parent Company)                                                             $           41,855
         Subsidiaries and Affiliates                                                                       3,004,626
         Eliminations/Other                                                                                   (2,801)
                                                                                                      --------------
               McDERMOTT INTERNATIONAL, INC.                                                      $        3,043,680
                                                                                                      ==============

RULE #41 - OPERATING EXPENSES
- -----------------------------
         Head Office (Parent Company)                                                             $           47,456
         Subsidiaries and Affiliates                                                                       2,992,211
         Eliminations/Other                                                                                   (2,801)
                                                                                                      --------------
               McDERMOTT INTERNATIONAL, INC.                                                      $        3,036,866
                                                                                                      ==============





                                      -10-
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
                                                                                                         F.Y.E.
                                                                                                         3/31/95
                                                                                                         -------
                                                                                                       (Unaudited)
                                                                                                      (In thousands)
                                                  ARTICLE 30 - Continued
                                                  ----------

RULE #43 - DIVIDENDS RECEIVED
- -----------------------------
         Head Office (Parent Company)
           from Subsidiaries and Affiliates                                                       $           11,799
         Subsidiaries and Affiliates
           from Other Corporations                                                                            76,481
         Eliminations/Other                                                                                  (11,799)
                                                                                                       -------------
               McDERMOTT INTERNATIONAL, INC.                                                      $           76,481
                                                                                                       =============

RULE #44 - INTEREST INCOME
- --------------------------
         Head Office (Parent Company):
           from Subsidiaries and Affiliates                                                       $           19,992
           from Other Corporations                                                                             5,055
         Subsidiaries and Affiliates
           from Other Corporations                                                                            47,685
         Eliminations                                                                                        (19,992)
                                                                                                       -------------
               McDERMOTT INTERNATIONAL, INC.                                                      $           52,740
                                                                                                       =============

RULE #46 - OTHER MISCELLANEOUS REVENUES
- ---------------------------------------
         Gain on Asset Disposals during 1995 - Net                                                $            1,874
         Foreign Currency Transaction Losses - Net                                                            (1,057)
         Bank Fees and Discounts on Sale
           of Receivables                                                                                     (9,709)
         Provision for reduction in estimated insurance
           recoveries                                                                                        (14,478)
         Other Items - Net                                                                                    (9,921)
                                                                                                       -------------
               McDERMOTT INTERNATIONAL, INC.                                                      $          (33,291)
                                                                                                       =============

RULE #51 - INVESTMENTS IN UNCONSOLIDATED AFFILIATES AT EQUITY

                                                                       (Unaudited)
                                                                      (In thousands)
         Balance at 3/31/94                                          $     128,006
         Additional Investments                                             48,130
         Equity Income                                                      33,852
         Dividends Received                                                (76,481)
         Other Changes                                                      29,522
                                                                       -----------
         Balance at 3/31/95                                          $     163,029
                                                                       ===========





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